Exhibit 99.1

Total Containment, Inc.                             News Release
FOR IMMEDIATE RELEASE



March 29, 2000

  Corporate Headquarters: 422 Business Center, A130 North Drive,
Oaks, PA 19456

LISTING OF TOTAL CONTAINMENT'S STOCK TO BE TRANSFERRED FROM
NASDAQ NATIONAL MARKET TO NASDAQ SMALLCAP MARKET

     Oaks, PA...Total Containment, Inc. (Total Containment) (NASDAQ/NMS: TCIX) announced today that the listing of its common stock, par value $.01 per share, will be transferred from the Nasdaq National Market to the Nasdaq SmallCap Market effective with the open of business on March 31, 2000 because the market value of Total Containment's publicly held common stock (i.e, the public float) is less than the $5 million minimum required to maintain listing on the Nasdaq National Market. Total containment's inability to meet the Nasdaq National Market's public float requirement is due to the large concentration of shares owned by its majority shareholder and management, as well as its recent stock price. Of the 4,672,600 shares of Total Containment common stock outstanding, 2,766,700 shares, or 59.2%, are directly or indirectly owned in the aggregate by the majority shareholder and other directors and officers.